As filed with the Securities and Exchange Commission on August 29, 2006
                                                          Reg. No. 333-
                                                                       ---------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________

                        WGL ENTERTAINMENT HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                      95-0201235
   (State or other jurisdiction of                     (I.R.S.  Employer
    incorporation or organization)                     identification No.)

                          963 HELMSLEY COURT, UNIT 107
                            LAKE MARY, FLORIDA 32746
               (Address of principal executive offices) (Zip Code)
                ________________________________________________

                            2006 STOCK INCENTIVE PLAN
                              (Full title of plan)
                        ________________________________

                   MICHAEL S. PAGNANO, CHIEF EXECUTIVE OFFICER
                        WGL ENTERTAINMENT HOLDINGS, INC.

                          963 HELMSLEY COURT, UNIT 107
                            LAKE MARY, FLORIDA 32746
                     (Name and address of agent for service)

                                 (407) 328-8538
               (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------
                                    Proposed maximum   Proposed maximum
Title of securities  Amount to be   offering price     Aggregate offering     Amount of
to be registered     Registered     per share*         Price                  Registration fee
------------------   ------------   ----------------   ------------------     ----------------

Common Stock          500,000,000       $0.00055            $275,000             $29.43
($.001 par value)


* Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the high and low selling prices per share of Common Stock of The World Golf League, Inc. on August 28, 2006.

                                     PART I

ITEM 1.     PLAN INFORMATION.

     The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2006 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.     REGISTRANT INFORMATION AND 2006 STOCK INCENTIVE PLAN INFORMATION.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the 2006 Stock Incentive Plan are available without charge by contacting:

Michael S. Pagnano, Chief Executive Officer
WGL Entertainment Holdings, Inc.
963 Helmsley Court, Unit 107
Lake Mary, Florida 32746

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

     - Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the SEC on April 21, 2006, which is hereby incorporated by reference.

     - Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on May 22, 2006, which is hereby incorporated by reference.

     - Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on May 25, 2006, which is hereby incorporated by reference.

     - Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on July 5, 2006, which is hereby incorporated by reference.

     - Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on August 21, 2006, which is hereby incorporated by reference.

     - Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on August 28, 2006, which is hereby incorporated by reference.

     - The description of the Company's securities, which is incorporated by reference into the Company's Registration Statement on Form 10SB-12G, filed on April 26, 2002, as amended, pursuant to the Exchange Act, and contained in the Company's Registration Statement on Form SB-2, as amended, under the caption "DESCRIPTION OF CAPITAL STOCK", Registration No. 333-129436, filed on November 16, 2005, pursuant to the Securities Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     None.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Articles of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

     Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

     None.

ITEM  8.  EXHIBITS.

EXHIBIT
NUMBER     EXHIBIT
------     -------

4.1        2006 Stock Incentive Plan

5.1        Opinion of Sichenzia Ross Friedman Ference LLP

23.1       Consent of Ham, Langston & Brezina, LLP, Independent Auditors

23.2       Consent of Malone & Bailey, PC, Independent Auditors

23.3       Consent of Sichenzia Ross Friedman Ference LLP is contained in
           Exhibit 5.1.

ITEM  9.  UNDERTAKINGS.

     (a)  The  undersigned  registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, State of Florida, on August 29, 2006.


                            WGL ENTERTAINMENT HOLDINGS, INC.

                            /s/ MICHAEL S. PAGNANO
                            ----------------------
                            Michael S. Pagnano
                            President, Chief Executive Officer (Principal Executive Officer), Principal Accounting Officer, Principal Financial Officer and Director



     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on August 29, 2006.

                            /s/ MICHAEL S. PAGNANO
                            ----------------------
                            Michael S. Pagnano
                            President, Chief Executive Officer (Principal Executive Officer), Principal Accounting Officer, Principal Financial Officer and Director

                            /s/ KING SIMMONS
                            ---------------------
                            King Simmons
                            Director